Exhibit 99.1

SELECT INCOME REIT

Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements give effect to (i) the proposed offering by Select Income REIT, or SIR, of $1.0 billion of senior notes, or the Senior Notes Offering, (ii) SIR’s proposed acquisition of Cole Corporate Income Trust, Inc., or CCIT, pursuant to the previously announced Agreement and Plan of Merger, or the Merger Agreement, dated as of August 30, 2014, by and among SIR, SC Merger Sub LLC, one of SIR’s wholly owned subsidiaries, or SIR Merger Sub, and CCIT, which provides for the merger of CCIT with and into SIR Merger Sub, with SIR Merger Sub surviving, or the Merger, and (iii) other transactions described in the notes to the unaudited pro forma condensed consolidated financial statements (including the sale, immediately upon the closing of the Merger, of subsidiaries of CCIT owning 23 healthcare properties, or the Healthcare Properties, to Senior Housing Properties Trust, or SNH, or the Healthcare Properties Sale). The Merger and the Healthcare Properties Sale have not been consummated and remain subject to certain customary closing conditions and contingencies, including, in the case of the Healthcare Properties Sale, the completion of the Merger.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 reflects SIR’s financial position as if the Senior Notes Offering and the Merger and the other transactions described in the notes to the unaudited pro forma condensed consolidated financial statements were completed as of September 30, 2014. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2013 and for the nine months ended September 30, 2014 and 2013, reflect the results of SIR’s operations as if the Senior Notes Offering and the Merger and the other transactions described in the notes to the unaudited pro forma condensed consolidated financial statements were completed as of January 1, 2013. These unaudited pro forma condensed consolidated financial statements should be read in connection with (i) SIR’s and CCIT’s condensed consolidated unaudited financial statements, and related notes thereto, as of and for the three and nine months ended September 30, 2014, included in SIR’s and CCIT’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission, or SEC, on October 27, 2014 and November 14, 2014, respectively, (ii) SIR’s and CCIT’s audited consolidated financial statements, and the related notes thereto, as of and for the year ended December 31, 2013, included in SIR’s and CCIT’s Annual Reports on Form 10-K for the year ended December 31, 2013, as filed with the SEC on February 21, 2014 and March 31, 2014, respectively, and (iii) SIR’s unaudited pro forma consolidated statement of income for the year ended December 31, 2013 in SIR’s Current Report on Form 8-K, as filed with the SEC on February 28, 2014, or the SIR Historical Pro Forma.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. In the opinion of management, all adjustments necessary to reflect the effects of the Senior Notes Offering, the Merger and the other transactions described in the notes to the unaudited pro forma condensed consolidated financial statements have been included.

The purchase price allocation of SIR’s acquisitions described in the notes and reflected in these unaudited pro forma condensed consolidated financial statements are based on preliminary estimates of the fair value of assets acquired and liabilities assumed. Actual amounts allocated to assets acquired and liabilities assumed when the acquisition is completed could change significantly from those used in these unaudited pro forma condensed consolidated financial statements.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of SIR’s expected financial position, or SIR’s results of operations, for any future period. Differences could result from numerous factors, including future changes in SIR’s portfolio of investments, changes in interest rates, changes in SIR’s capital structure, changes in the aggregate principal amount of notes issued in the Senior Notes Offering, changes in property level operating expenses, changes in property level revenues, including rents expected to be received on SIR’s existing leases or leases entered into by SIR after September 30, 2014, and for other reasons. Actual future results are likely to be different from amounts presented in these unaudited pro forma condensed consolidated financial statements and such differences could be significant.

SELECT INCOME REIT

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2014

(amounts in thousands, except per share data)

	SIR Historical	CCIT Historical	CCIT Acquisition Adjustments (A)	Sale of Healthcare Properties (B)	Financing and Transaction Costs (C)	Merger Pro Forma	Senior Notes Offering (D)	SIR Pro Forma
ASSETS
Real estate properties:
Land	$754,759	$305,996	$28,619	$(59,358)	$—	$1,030,016	$—	$1,030,016
Buildings and improvements	1,099,474	2,095,652	113,889	(392,958)	—	2,916,057	—	2,916,057
	1,854,233	2,401,648	142,508	(452,316)	—	3,946,073	—	3,946,073
Accumulated depreciation	(87,231)	(69,201)	69,201	—	—	(87,231)	—	(87,231)
	1,767,002	2,332,447	211,709	(452,316)	—	3,858,842	—	3,858,842
Acquired real estate leases, net	121,501	281,621	241,060	(90,375)	—	553,807	—	553,807
Cash and cash equivalents	14,710	29,057	(1,246,253)	509,000	737,253	43,767	(8,100)	35,667
Restricted cash	42	6,257	—	—	—	6,299	—	6,299
Rents receivable, net	65,116	33,004	(25,726)	—	—	72,394	—	72,394
Deferred leasing costs, net	6,134	—	—	—	—	6,134	—	6,134
Deferred financing costs, net	3,371	10,102	(10,102)	—	7,900	11,271	8,100	19,371
Other assets	11,966	4,242	(2,563)	—	—	13,645	—	13,645
Total assets	$1,989,842	$2,696,730	$(831,875)	$(33,691)	$745,153	$4,566,159	$—	$4,566,159
LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$65,000	$715,000	$—	$—	$(213,447)	$566,553	$—	$566,553
Term loan	350,000	—	—	—	—	350,000	—	350,000
Bridge loan	—	—	—	—	1,000,000	1,000,000	(1,000,000)	—
Senior unsecured notes	—	—	—	—	—	—	1,000,000	1,000,000
Mortgage notes payable	18,952	297,616	(97)	(31,450)	—	285,021	—	285,021
Accounts payable and accrued expenses	25,440	17,583	(570)	—	—	42,453	—	42,453
Assumed real estate lease obligations, net	26,250	44,397	2,797	(2,241)	—	71,203	—	71,203
Distributions payable	—	10,568	—	—	—	10,568	—	10,568
Rents collected in advance	9,993	10,602	—	—	—	20,595	—	20,595
Security deposits	10,336	1,061	—	—	—	11,397	—	11,397
Due to related persons	1,772	532	—	—	—	2,304	—	2,304
Total liabilities	507,743	1,097,359	2,130	(33,691)	786,553	2,360,094	—	2,360,094
Commitments and contingencies
Redeemable common stock and noncontrolling interest	—	79,636	(75,695)	—	—	3,941	—	3,941
Shareholders’ equity:
Common shares of beneficial interest, $.01 par value:
125,000 shares authorized, 59,950 shares issued and outstanding; 88,442 pro forma shares issued and outstanding	599	1,978	(1,693)	—	—	884	—	884
Additional paid in capital	1,440,792	1,696,276	(935,136)	—	—	2,201,932	—	2,201,932
Cumulative net income	223,352	—	—	—	(41,400)	181,952	—	181,952
Cumulative other comprehensive income (loss)	(17)	1,993	(1,993)	—	—	(17)	—	(17)
Cumulative common distributions	(182,627)	(180,512)	180,512	—	—	(182,627)	—	(182,627)
Total shareholders’ equity	1,482,099	1,519,735	(758,310)	—	(41,400)	2,202,124	—	2,202,124
Total liabilities and shareholders’ equity	$1,989,842	$2,696,730	$(831,875)	$(33,691)	$745,153	$4,566,159	$—	$4,566,159

See accompanying notes

SELECT INCOME REIT

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2013

(amounts in thousands, except per share data)

	SIR Historical Pro Forma	Naperville, Illinois Property (E)	SIR Adjusted Historical	CCIT Historical	Acquisition Pro Forma Adjustments (F)	Sale of Healthcare Properties (G)	Financing (H)	Other Pro Forma Adjustments		Merger Pro Forma	Senior Notes Offering (I)	SIR Pro Forma
Revenues:
Rental income	$170,814	$16,766	$187,580	$75,031	$82,738	$(12,280)	$—	$131	(J)	$333,200	$—	$333,200
Tenant reimbursements and other income	31,600	—	31,600	12,028	12,112	(1,604)	—	—		54,136	—	54,136
Total revenues	202,414	16,766	219,180	87,059	94,850	(13,884)	—	131		387,336	—	387,336
Expenses:
Real estate taxes	21,416	—	21,416	6,783	6,721	(920)	—	—		34,000	—	34,000
Other operating expenses	17,571	406	17,977	8,164	6,345	(760)	—	4,414	(K)	36,140	—	36,140
Depreciation and amortization	36,855	4,366	41,221	32,653	—	—	—	50,881	(L)	124,755	—	124,755
Acquisition related costs	—	—	—	54,074	(54,074)	—	—	—		—	—	—
General and administrative	13,238	938	14,176	13,801	—	—	—	(1,397)	(M)	26,580	—	26,580
Total expenses	89,080	5,710	94,790	115,475	(41,008)	(1,680)	—	53,898		221,475	—	221,475
Operating income (loss)	113,334	11,056	124,390	(28,416)	135,858	(12,204)	—	(53,767)		165,861	—	165,861
Interest and other income	—	—	—	540	—	—	—	—		540	—	540
Interest expense	(14,041)	(2,813)	(16,854)	(13,028)	2,779	871	(22,000)	(6,019)	(N)	(54,251)	(19,110)	(73,361)
Income (loss) before income tax expense and equity in earnings of an investee	99,293	8,243	107,536	(40,904)	138,637	(11,333)	(22,000)	(59,786)		112,150	(19,110)	93,040
Income tax benefit	96	—	96	—	—	—	—	—		96	—	96
Equity in earnings of an investee	334	—	334	—	—	—	—	—		334	—	334
Net income (loss)	99,723	8,243	107,966	(40,904)	138,637	(11,333)	(22,000)	(59,786)		112,580	(19,110)	93,470
Net income (loss) allocated to noncontrolling interest	—	—	—	(17)	225	—	—	—		208	—	208
Net income (loss) attributed to SIR	$99,723	$8,243	$107,966	$(40,887)	$138,412	$(11,333)	$(22,000)	$(59,786)		$112,372	$(19,110)	$93,262
Weighted average common shares outstanding	49,800		49,800					28,486	(O)	78,286		78,286
Net income attributed to SIR per common share	$2.00		$2.17							$1.44		$1.19

See accompanying notes

SELECT INCOME REIT

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Nine Months Ended September 30, 2014

(amounts in thousands, except per share data)

	SIR Historical	Naperville, Illinois Property (E)	SIR Adjusted Historical	CCIT Historical	Acquisition Pro Forma Adjustments (F)	Sale of Healthcare Properties (G)	Financing (H)	Other Pro Forma Adjustments		Merger Pro Forma	Senior Notes Offering (I)	SIR Pro Forma
Revenues:
Rental income	$142,051	$4,141	$146,192	$143,833	$3,583	$(24,175)	$—	$84	(J)	$269,517	$—	$269,517
Tenant reimbursements and other income	24,234	—	24,234	25,013	838	(3,615)	—	—		46,470	—	46,470
Total revenues	166,285	4,141	170,426	168,846	4,421	(27,790)	—	84		315,987	—	315,987
Expenses:
Real estate taxes	16,580	—	16,580	13,098	41	(2,411)	—	—		27,308	—	27,308
Other operating expenses	13,666	100	13,766	14,621	810	(1,224)	—	2,055	(K)	30,028	—	30,028
Depreciation and amortization	30,442	1,078	31,520	62,087	—	—	—	563	(L)	94,170	—	94,170
Acquisition related costs	5,739	—	5,739	11,455	(11,455)	—	—	—		5,739	—	5,739
General and administrative	11,123	232	11,355	19,958	—	—	—	(10,655)	(M)	20,658	—	20,658
Total expenses	77,550	1,410	78,960	121,219	(10,604)	(3,635)	—	(8,037)		177,903	—	177,903
Operating income	88,735	2,731	91,466	47,627	15,025	(24,155)	—	8,121		138,084	—	138,084
Interest and other income	—	—	—	81	—	—	—	—		81	—	81
Interest expense	(10,025)	(672)	(10,697)	(20,810)	12,705	1,072	(16,500)	(4,514)	(N)	(38,744)	(14,333)	(53,077)
Gain on early extinguishment of debt	243	—	243	—	—	—	—	—		243	—	243
Income before income tax expense and equity in earnings of an investee	78,953	2,059	81,012	26,898	27,730	(23,083)	(16,500)	3,607		99,664	(14,333)	85,331
Income tax expense	(120)	—	(120)	—	—	—	—	—		(120)	—	(120)
Equity in earnings of an investee	59	—	59	—	—	—	—	—		59	—	59
Income before gain on sale of property	78,892	2,059	80,951	26,898	27,730	(23,083)	(16,500)	3,607		99,603	(14,333)	85,270
Gain on sale of property	116	—	116	—	—	—	—	—		116	—	116
Net income	79,008	2,059	81,067	26,898	27,730	(23,083)	(16,500)	3,607		99,719	(14,333)	85,386
Net income allocated to noncontrolling interest	—	—	—	157	—	—	—	—		157	—	157
Net income attributed to SIR	$79,008	$2,059	$81,067	$26,741	$27,730	$(23,083)	$(16,500)	$3,607		$99,562	$(14,333)	$85,229
Weighted average common shares outstanding	54,678		54,678					28,486	(O)	83,164		83,164
Net income attributed to SIR per common share	$1.44		$1.48							$1.20		$1.02

See accompanying notes

SELECT INCOME REIT

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Nine Months Ended September 30, 2013

(amounts in thousands, except per share data)

	SIR Historical	July 2013 Offering (P)	2013 Acquisitions (Q)	Pro Forma Adjustments		SIR Historical Pro Forma	2014 Naperville, Illinois Property (E)	SIR Adjusted Historical	CCIT Historical	Acquisition Pro Forma Adjustments (F)	Sale of Healthcare Properties (G)	Financing (H)	Other Pro Forma Adjustments		Merger Pro Forma	Senior Notes Offering (I)	SIR Pro Forma
Revenues:
Rental income	$117,333	$—	$11,800	$(639)	(R)	$128,494	$12,491	$140,985	$40,016	$69,777	$(7,166)	$—	$99	(J)	$243,711	$—	$243,711
Tenant reimbursements and other income	21,057	—	1,926	—		22,983	—	22,983	7,925	11,087	(875)	—	—		41,120	—	41,120
Total revenues	138,390	—	13,726	(639)		151,477	12,491	163,968	47,941	80,864	(8,041)	—	99		284,831	—	284,831
Expenses:
Real estate taxes	14,805	—	956	—		15,761	—	15,761	3,477	6,419	(514)	—	—		25,143	—	25,143
Other operating expenses	11,367	—	965	196	(S)	12,528	302	12,830	4,523	5,155	(373)	—	2,450	(K)	24,585	—	24,585
Depreciation and amortization	22,445	—	—	5,151	(T)	27,596	3,253	30,849	18,507	—	—	—	44,143	(L)	93,499	—	93,499
Acquisition related costs	1,479	—	—	(1,479)	(U)	—	—	—	29,691	(29,691)	—	—	—		—	—	—
General and administrative	8,884	—	—	737	(V)	9,621	698	10,319	7,856	—	—	—	1,447	(M)	19,622	—	19,622
Total expenses	58,980	—	1,921	4,605		65,506	4,253	69,759	64,054	(18,117)	(887)	—	48,040		162,849	—	162,849
Operating income (loss)	79,410		11,805	(5,244)		85,971	8,238	94,209	(16,113)	98,981	(7,154)	—	(47,941)		121,982	—	121,982
Interest and other income	—	—	—	—		—	—	—	34	—	—	—	—		34	—	34
Interest expense	(10,484)	2,117	—	(2,208)	(W)	(10,575)	(2,095)	(12,670)	(7,919)	251	635	(16,500)	(4,514)	(N)	(40,717)	(14,333)	(55,050)
Income (loss) before income tax expense and equity in earnings of an investee	68,926	2,117	11,805	(7,452)		75,396	6,143	81,539	(23,998)	99,232	(6,519)	(16,500)	(52,455)		81,299	(14,333)	66,966
Income tax expense	(132)	—	—	—		(132)	—	(132)	—	—	—	—	—		(132)	—	(132)
Equity in earnings of an investee	219	—	—	—		219	—	219	—	—	—	—	—		219	—	219
Net income (loss)	69,013	2,117	11,805	(7,452)		75,483	6,143	81,626	(23,998)	99,232	(6,519)	(16,500)	(52,455)		81,386	(14,333)	67,053
Net income allocated to noncontrolling interest	—	—	—	—		—	—	—	—	156	—	—	—		156	—	156
Net income (loss) attributed to SIR	$69,013	$2,117	$11,805	$(7,452)		$75,483	$6,143	$81,626	$(23,998)	$99,076	$(6,519)	$(16,500)	$(52,455)		$81,230	$(14,333)	$66,897
Weighted average common shares outstanding	42,790			7,000	(X)	49,790		49,790					28,486	(O)	78,276		78,276
Net income attributed to SIR per common share	$1.61					$1.52		$1.64							$1.04		$0.85

See accompanying notes

SELECT INCOME REIT

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1) Basis of Accounting:

As of September 30, 2014, SIR owned 50 properties (280 buildings, leasable land parcels and easements) with approximately 27.0 million rentable square feet. As of September 30, 2014, not including the Healthcare Properties, CCIT owned 64 properties (64 buildings) with approximately 16.1 million rentable square feet. The historical unaudited pro forma condensed consolidated financial statements include SIR’s and CCIT’s accounts and the accounts of their consolidated subsidiaries. All intercompany transactions and balances have been eliminated. Although unrelated to the Merger, pro forma adjustments for SIR’s acquisition in April 2014 of one property located in Naperville, Illinois are presented in the unaudited pro forma condensed consolidated statements of income because this acquisition by SIR was considered individually significant.

(2) The Merger and Related Transactions:

The adjustments to SIR Historical information in the unaudited pro forma condensed consolidated balance sheet and to SIR Adjusted Historical information in the unaudited pro forma condensed consolidated statements of income, represent the effects of the Merger, including the related acquisition of CCIT’s full property portfolio which includes 64 office and industrial net lease properties, or the 64 CCIT Properties, as well as the Healthcare Properties, for estimated total consideration of approximately $3.0 billion, including the assumption of approximately $297.7 million of mortgage principal (of which approximately $30.0 million will be assumed by SNH in the Healthcare Properties Sale) and excluding acquisition related costs.

As part of the transaction, SIR entered into the Purchase and Sale Agreement and Joint Escrow Instructions, dated as of August 30, 2014, by and between SIR Merger Sub and SNH, to sell the Healthcare Properties for a purchase price of $539.0 million (approximately $509.0 million in net proceeds exclusive of the assumption by SNH of certain secured debt of approximately $30.0 million) immediately upon the completion of the Merger, which is currently expected to take place during the first quarter of 2015, resulting in an estimated net purchase price to SIR of approximately $2.5 billion, excluding acquisition costs.

SIR expects to fund the net purchase price of the Merger with a combination of borrowing under its revolving credit facility and a new $1.0 billion senior unsecured bridge loan facility, or the Bridge Loan Facility, and the issuance of common shares of beneficial interest, par value $.01 per share, of SIR, or the SIR Common Shares, to CCIT stockholders pursuant to the Merger Agreement.  SIR intends to use the net proceeds from the issuance of $1.0 billion of unsecured senior notes, or the Senior Notes, together with cash on hand, to repay the Bridge Loan Facility. See Notes (3)(C) and (3)(D).

The following summarizes the estimated total consideration, funding sources and estimated net purchase price after the completion of the Healthcare Properties Sale, assuming the maximum aggregate Cash Consideration payable (as defined below) (in thousands):

Estimated total purchase price (excluding acquisition costs):
Estimated value of aggregate Share Consideration (see Note (3)(A) for calculation)	$761,425
Estimated assumed working capital and noncontrolling interest	(554)
Assumed mortgage principal	297,743
Noncash portion of purchase price	1,058,614
Maximum aggregate Cash Consideration payable (see Note (3)(A) for calculation)	1,246,253
Estimated CCIT debt expected to be repaid at closing	715,000
Cash portion of purchase price	1,961,253
Estimated gross purchase price	$3,019,867

Estimated funding sources (excluding acquisition costs):
Net proceeds from Healthcare Properties Sale	$509,000
Borrowings under Bridge Loan Facility	1,000,000
Borrowings under SIR’s existing revolving credit facility	452,253
Estimated funding total	$1,961,253

Estimated net purchase price (excluding acquisition costs):
Estimated gross purchase price	$3,019,867
Net proceeds from Healthcare Properties Sale	(509,000)
Healthcare Properties Sale mortgages assumed (1)	(30,000)
Estimated net purchase price	$2,480,867

(1)  Excludes mortgage premium of $1.5 million.

The following summarizes the preliminary net purchase price allocation for the 64 CCIT Properties, as if the Merger and Healthcare Properties Sale had occurred on September 30, 2014, assuming the maximum aggregate Cash Consideration payable (in thousands):

Land	$275,257
Buildings and improvements	1,816,583
Acquired real estate leases	432,306
Cash	538,057
Restricted cash	6,257
Rents receivable	7,278
Other assets	1,679
Total assets	$3,077,417

Revolving credit facility	$715,000
Mortgage notes payable (1)	266,069
Accounts payable and accrued expenses	17,013
Assumed real estate lease obligations	44,953
Distributions payable	10,568
Rents collected in advance	10,602
Security deposits	1,061
Due to related persons	532
Noncontrolling interest	3,941
Net assets acquired	$2,007,678

Assumed working capital and other accounts	$(554)
Assumed principal balance of debt of $982,743, less cash received from Healthcare Properties Sale of $509,000	473,743
Purchase price (2)	$2,480,867

(1)                  Principal balance of the related mortgage notes payable was $267.7 million.

(2)                  The allocation of purchase price is based on preliminary estimates and may change significantly following the completion of (i) third party appraisals and (ii) SIR’s analysis of acquired in place leases and building valuations. Purchase price excludes acquisition costs.

In accordance with U.S. generally accepted accounting principles, SIR will account for the Merger as a business combination with SIR treated as the acquirer of CCIT for accounting purposes. Under business combination accounting rules, the assets acquired and liabilities assumed will be recorded as of the acquisition date, at their respective fair value, and added to those of SIR. Any excess of purchase price over the fair values will be recorded as goodwill. SIR estimated the purchase price allocations and the useful lives of the 64 CCIT Properties. In some circumstances, SIR engaged an independent real estate consulting firm to provide market information and evaluations which are relevant to purchase price allocations and determinations of useful lives; however, SIR is ultimately responsible for the purchase price allocations and determinations of useful lives. SIR allocated the purchase prices of the 64 CCIT Properties to land and building and improvements based on determinations of the fair values of these assets assuming the properties are vacant. SIR determined the fair value of each property using methods similar to those used by independent appraisers. Since all of the 64 CCIT Properties qualify as acquired businesses under Accounting Standards Codification 805 Business Combinations, SIR allocated a portion of the purchase price of the 64 CCIT Properties to above market and below market leases based on the present value (using an estimated interest rate which reflects the risks associated with acquired in place leases at the time each property is expected to be acquired) of the difference, if any, between (i) the contractual amounts to be paid pursuant to the acquired in place leases and (ii) estimates of fair market lease rates for the corresponding leases, measured over a period equal to the terms of the respective leases. The terms of below market leases that include bargain renewal options, if any, are further adjusted if SIR determines the renewal to be probable. None of the leases at the 64 CCIT Properties includes bargain renewal options. SIR allocated a portion of the purchase price to acquired in place leases and tenant relationships in an amount, if any, equal to the excess of (i) the purchase price paid for each property, after adjusting existing acquired in place leases to market rental rates, over (ii) the estimated fair value of the property, as if vacant. SIR allocated this aggregate value between acquired in place lease values and tenant relationships based on an evaluation of the specific characteristics of each tenant’s lease. However, SIR has not separated the value of tenant relationships from the value of acquired in place leases because such value and related amortization expense is immaterial to the accompanying unaudited pro forma condensed consolidated financial statements. In making these allocations, SIR considered factors such as estimated carrying costs during the expected lease up periods, including real estate taxes, insurance and other operating income and expenses and costs, such as leasing commissions, legal and other related expenses, to execute similar leases in current market conditions at the time a property was acquired by it. Consolidated financial statements of SIR issued after the Merger will include CCIT assets acquired and retained by SIR in the Merger from the date the Merger is completed, but not for periods prior to the completion of the Merger.

(3) Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments:

(A)       The adjustments represent the effects of the Merger, including the related acquisition of CCIT’s full property portfolio, which includes the 64 CCIT Properties, as well as the Healthcare Properties, for a total purchase price of approximately $3.0 billion, including the assumption of approximately $297.7 million of mortgage debt and excluding acquisition related costs.

Estimates of fair value of acquired land, buildings and improvements, acquired real estate leases, assumed real estate lease obligations and working capital accounts have been incorporated into the pro forma balance sheet, including the following:

(i)                   Rents receivable, net: Represents an adjustment of $25.7 million to eliminate CCIT’s existing accumulated straight-line rent balance for tenant leases. The pro forma CCIT rents receivable balance of $7.3 million represents the fair value of amounts receivable from tenants as of September 30, 2014.

(ii)                Deferred financing costs, net: Represents an adjustment of $10.1 million to eliminate CCIT’s existing unamortized capitalized financing fees related to debt expected to be repaid at the effective time of the Merger, or the Effective Time.

(iii)             Other assets: Represents adjustments to eliminate deferred gains recorded by CCIT related to interest rate swaps, based on estimated market values of the related derivative instruments as of November 14, 2014.

(iv)            Accounts payable and accrued expenses: Represents adjustments to eliminate deferred losses recorded by CCIT related to interest rate swaps, based on estimated market values of the related derivative instruments as of November 14, 2014.

The adjustments to reduce mortgage notes payable reflect changes in market interest rates and the impact on the value of CCIT’s fixed rate mortgages as of November 14, 2014.

The adjustment to reduce CCIT’s obligation to redeem redeemable shares of its common stock, par value $.01 per share, or the CCIT Common Stock, and noncontrolling interest reflects the exchange of shares of redeemable CCIT Common Stock for the Merger Consideration (as defined below), and the allocation of a portion of the estimated purchase price to CCIT’s noncontrolling interest. Noncontrolling interest represents an 11% ownership interest held by an unrelated joint venture partner in one of the 64 CCIT Properties. On and subject to the terms and conditions of the Merger Agreement, including those relating to proration, at the Effective Time, which is currently expected to take place during the first quarter of 2015, each share of CCIT Common Stock, other than shares held by any wholly owned subsidiary of CCIT or by SIR or any of SIR’s wholly owned subsidiaries, will be converted into the right to receive either (i) $10.50 in cash, without interest, subject to proration and certain adjustments pursuant to the Merger Agreement, or the Cash Consideration, or (ii) 0.360 of a SIR Common Share, subject to proration and certain adjustments pursuant to the Merger Agreement, or the Share Consideration (the Cash Consideration and the Share Consideration, collectively, the Merger Consideration). If a CCIT stockholder has not made an election, on and subject to the terms and conditions of the Merger Agreement, the shares of the CCIT Common Stock held by such stockholder will be converted into the right to receive the Share Consideration. If the aggregate number of shares of CCIT Common Stock electing to receive the

Cash Consideration exceeds 60% of the shares of CCIT Common Stock issued and outstanding immediately prior to the Effective Time (which is the maximum aggregate number of shares of CCIT Common Stock that may be converted in the Merger into the right to receive the Cash Consideration under the Merger Agreement), or the Maximum Cash Conversion Number, or is less than 40% of the shares of CCIT Common Stock issued and outstanding immediately prior to the Effective Time (which is the minimum aggregate number of shares of CCIT Common Stock that would be converted in the Merger into the right to receive the Cash Consideration under the Merger Agreement), or the Minimum Cash Conversion Number, notwithstanding the CCIT stockholder elections, the Cash Consideration and Share Consideration will be allocated in accordance with the proration and allocation procedures set forth in the Merger Agreement so that the aggregate number of shares of CCIT Common Stock that are converted into the right to receive the Cash Consideration does not exceed the Maximum Cash Conversion Number and is not less than the Minimum Cash Conversion Number. The Merger Consideration may also be adjusted in the event that SIR pays a special distribution to its shareholders or CCIT pays a special distribution to its stockholders prior to the closing date of the Merger.

Pro forma adjustments assume that the aggregate number of shares of CCIT Common Stock electing to receive the Cash Consideration equals the Maximum Cash Conversion Number, which currently results in the highest amount of aggregate Merger Consideration. The following summarizes the calculation of estimated Merger Consideration assuming the Maximum Cash Conversion Number (share numbers and dollar amounts in thousands, except per share dollar amounts):

Total shares of CCIT Common Stock at Effective Time	197,817.98
Maximum cash election percentage	60%
Subtotal (Maximum Cash Conversion Number)	118,690.79
Cash Consideration per share	$10.50
Maximum aggregate Cash Consideration payable	$1,246,253.27

Total shares of CCIT Common Stock at Effective Time	197,817.98
Share election percentage	40%
Subtotal	79,127.19
Times	0.360
SIR Common Shares issuable	28,485.79
Closing price of SIR Common Shares on January 16, 2015	$26.73
Estimated value of aggregate Share Consideration	$761,425.14

Maximum aggregate Cash Consideration payable	$1,246,253.27
Estimated value of aggregate Share Consideration	761,425.14
Estimated aggregate Merger Consideration payable	$2,007,678.41

The value of the Share Consideration is currently based on the closing price of SIR Common Shares on January 16, 2015. A 10% change in the closing price of SIR Common Shares would change the estimated net purchase price by approximately $76.1 million, and net income attributable to SIR by approximately $0.03, $0.02 and $0.02 per SIR Common Share for the year ended December 31, 2013 and the nine months ended September 30, 2014 and 2013, respectively.

(B)       The adjustments represent the sale of the Healthcare Properties to SNH for approximately $539.0 million (including approximately $509.0 million in net proceeds exclusive of the assumption by SNH of certain secured debt of approximately $30.0 million) immediately upon closing of the Merger. The additional adjustment to mortgage notes payable represents premium on mortgages transferred to SNH with the Healthcare Properties.

CCIT Historical information combined with adjustments presented in Notes (3)(A) and (3)(B) is equal to the preliminary net purchase price allocation presented in Note (2).

(C)       The adjustments represent SIR’s $1.0 billion Bridge Loan Facility, less the aggregate adjustments to SIR’s and CCIT’s revolving credit facilities. Aggregate adjustments to the revolving credit facilities represent the portion of the net purchase price funded with borrowings of $501.6 million under SIR’s $750.0 million revolving credit facility and repayments of CCIT’s revolving credit facility of $715.0 million expected to be made at closing. SIR’s credit facility had $77.0 million drawn and $673.0 million available for borrowings as of January 16, 2015.

The adjustment to deferred financing costs reflects estimated transaction costs of $1.9 million directly related to the assumption of CCIT mortgage debt and $6.0 million related to SIR’s $1.0 billion Bridge Loan Facility. The adjustment to reduce cumulative net income reflects estimated transaction costs directly related to the Merger. Estimated transaction costs totaling $41.4 million have been excluded from the unaudited pro forma condensed consolidated statements of income as they reflect nonrecurring charges.

SIR intends to use the net proceeds from the Senior Notes Offering, together with cash on hand, to repay the Bridge Loan Facility. See Note (3)(D).

(D)       The adjustments represent SIR’s proposed issuance of $1.0 billion aggregate principal amount of Senior Notes and the application of the net proceeds, together with cash on hand, to repay the $1.0 billion Bridge Loan Facility. SIR estimates the net proceeds from the Senior Notes, after deducting the underwriting discount and other estimated expenses payable by SIR, to be approximately $991.9 million.

The adjustment to deferred financing costs and cash reflects estimated transaction costs of $8.1 million directly related to the Senior Notes Offering.

SIR intends to use the net proceeds from the Senior Notes Offering, together with cash on hand, to repay the Bridge Loan Facility. See Note (2).

(4) Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income Adjustments:

(E)        Rental income: Represents the terms of SIR’s current lease for the Naperville, Illinois property, which SIR acquired on April 1, 2014 for a purchase price of $187.5 million, excluding acquisition related costs. This property was acquired and simultaneously leased back to the seller in a sale/leaseback transaction and was accounted for as an asset acquisition. For pro forma purposes, SIR has assumed that the lease with the prior owner was in place as of January 1, 2013.

Other operating expenses: Adjusts other operating expenses related to this Naperville, Illinois property based on SIR’s contractual obligations under its property management agreement with Reit Management & Research LLC, SIR’s manager, or RMR.

Depreciation and amortization: Adjusts depreciation and amortization expenses related to this Naperville, Illinois property. Real estate investments are depreciated on a straight-line basis over estimated useful lives ranging up to forty years.

General and administrative expenses: Adjusts general and administrative expenses related to this Naperville, Illinois property. General and administrative expense adjustments are based on SIR’s contractual obligation under its business management agreement with RMR.

Interest expense: Adjusts interest expense related to this Naperville, Illinois property assuming the acquisition of this property had occurred on January 1, 2013 and was financed using borrowings under SIR’s revolving credit facility. The interest rate used to calculate the pro forma interest expense adjustment is the weighted average interest rate for the year ended December 31, 2013 and the nine months ended September 30, 2014 and 2013, or 1.50%, 1.45% and 1.50%, respectively. A change in SIR’s variable interest rate by plus or minus 1/8 of a percent would increase or decrease, respectively, SIR’s annual pro forma acquisitions related interest expense by approximately $0.2 million.

(F)         Rental income: Adjusts rental income for properties acquired by CCIT as of September 30, 2014, based on historical results as if those properties were acquired as of January 1, 2013, except for pro forma purposes, SIR has assumed that leases signed and effective immediately following CCIT’s acquisition of acquired properties with no rental history were in place as of the later of (i) January 1, 2013 or (ii) the date construction was completed.

Tenant reimbursements and other income: Adjusts tenant reimbursements and other income for properties acquired by CCIT as of September 30, 2014, based on historical results as if those properties were acquired as of January 1, 2013, except for pro forma purposes, SIR has assumed that leases signed and effective immediately following CCIT’s acquisition of acquired properties with no rental history were in place as of the later of (i) January 1, 2013 or (ii) the date construction was completed.

Real estate taxes: Adjusts real estate taxes for properties acquired by CCIT since January 1, 2013, based on historical results.

Other operating expenses: Adjusts other operating expenses for properties acquired by CCIT since January 1, 2013, based on historical results. See footnote (3)(K) for related adjustment.

Acquisition related costs: Adjustment eliminates historical acquisition related costs as if the properties acquired by CCIT after January 1, 2013 occurred as of January 1, 2013.

Interest expense:

For the twelve months ended December 31, 2013: Adjustment eliminates historical interest expense of $7.5 million related to CCIT’s revolving credit facility and term loan. CCIT’s revolving credit facility and term loan are expected to be repaid at the Effective Time. The elimination of $7.5 million of revolving credit facility and term loan interest is partially offset by the $4.7 million increase in interest on mortgages assumed with certain properties acquired subsequent to January 1, 2013, as if the acquisition of the related properties occurred on January 1, 2013.

For the nine months ended September 30, 2014: Adjustment eliminates historical interest expense of $12.7 million related to CCIT’s revolving credit facility and term loan. CCIT’s revolving credit facility and term loan are expected to be repaid at the Effective Time.

For the nine months ended September 30, 2013: Adjustment eliminates historical interest expense of $4.8 million related to CCIT’s revolving credit facility and term loan. CCIT’s revolving credit facility and term loan are expected to be repaid at the Effective Time. The elimination of $4.8 million of revolving credit facility and term loan interest is partially offset by the $4.5 million increase in interest on mortgages assumed with certain properties acquired subsequent to January 1, 2013, as if the acquisition of the related properties occurred on January 1, 2013.

Noncontrolling interest: Adjusts noncontrolling interest based on historical results as if the property was acquired as of January 1, 2013. Noncontrolling interest represents an 11% ownership interest held by an unrelated joint venture partner in one of the 64 CCIT Properties acquired during 2013.

(G)       Represents the adjustment to revenues, certain operating expenses and mortgage interest related to the Healthcare Properties that are expected to be sold to SNH, as if those properties were sold to SNH as of January 1, 2013. These pro forma adjustments are based on historical results except, for pro forma purposes, SIR has assumed that leases signed and effective immediately following CCIT’s acquisition of acquired properties were in place as of January 1, 2013.

(H)      Represents the effect on interest expense related to the Bridge Loan Facility described in Note (3)(C) as follows (dollars in thousands):

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013
Principal amount of Bridge Loan Facility	$1,000,000	$1,000,000	$1,000,000
Interest rate (Libor + 140 basis points) (1)	1.57%	1.57%	1.57%
Interest expense before amortization of deferred financing fees	$15,700	$15,700	$15,700
Amortization of related deferred financing fees (2)	$6,000	$6,000	$6,000
Annual interest expense	$21,700	$21,700	$21,700
Percent of annual days adjusted	75.00%	75.00%	100.00%
Pro forma interest expense	$16,275	$16,275	$21,700

(1)                       Interest rate is Libor as of January 16, 2015, plus a contractual spread based on investment grade ratings.

(2)                       Excludes additional fees payable under the related loan agreement if the loan remains outstanding for at least ninety days as follows:

Days Outstanding

	Basis Points	Additional Fees
At least 90 days but less than 180 days	25	$2,500
At least 180 days but less than 270 days	50	5,000
At least 270 days	75	7,500
Total	150	$15,000

In addition, interest expense includes amortization of the $1.9 million of mortgage assumption fees totaling $0.3 million, $0.2 million and $0.2 million for the year ended December 31, 2013 and the nine months ended September 30, 2014 and 2013, respectively, based on the weighted average remaining mortgage term of 6.33 years.

A change in SIR’s variable interest rate by plus or minus 1/8 of a percent would increase or decrease, respectively, SIR’s annual interest expense on the Bridge Loan Facility by approximately $1.3 million.

(I)           Represents the effect on interest expense related to the issuance of the Senior Notes described in Note (3)(D) at an estimated average interest rate of 4.0% for an estimated term of 10 years, and the application of the net proceeds used to repay the Bridge Loan Facility. Details of the pro forma adjustments are as follows (dollars in thousands):

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013
Principal amount of Senior Notes	$1,000,000	$1,000,000	$1,000,000
Estimated interest rate	4.00%	4.00%	4.00%
Interest expense before amortization of deferred financing fees	$40,000	$40,000	$40,000
Amortization of related deferred financing fees	$810	$810	$810
Annual interest expense	$40,810	$40,810	$40,810
Percent of annual days adjusted	75.00%	75.00%	100.00%
Pro forma interest expense of Senior Notes	$30,608	$30,608	$40,810
Application of net proceeds used to repay Bridge Loan Facility	(16,275)	(16,275)	(21,700)
Pro forma adjustments	$14,333	$14,333	$19,110

A change in the aggregate principal amount of Senior Notes by plus or minus $100.0 million would increase or decrease SIR’s annual interest expense on the Senior Notes by approximately $           million. A change in the estimated interest rate by plus or minus 1/8 of a percent (assuming an issuance of $1.0 billion of Senior Notes) would increase or decrease, respectively, SIR’s annual interest expense on the Senior Notes by approximately $1.3 million.

(J)           Adjusts non-cash straight-line rent and non-cash amortization of above and below market leases related to the 64 CCIT Properties. Capitalized acquired above and below market lease values are amortized as a reduction or an increase, respectively, to rental income over the 11.4 year weighted average remaining lease term at September 30, 2014. The components of the rental income adjustment are as follows (in thousands):

	Nine Months Ended September 30,		For the Year Ended
	2014	2013	December 31, 2013
Non-cash, straight-line rent adjustments	$45	$68	$90
Non-cash, net above and below market lease amortization	39	31	41
	$84	$99	$131

(K)      Adjusts other operating expenses related to the 64 CCIT Properties based on SIR’s contractual obligations under its property management agreement with RMR.

(L)        Adjustment eliminates historical depreciation and amortization expenses of $32.7 million, $62.1 million and $18.5 million for the year ended December 31, 2013 and the nine months ended September 30, 2014 and 2013, respectively. Adjustment also includes estimated depreciation and amortization expenses related to the 64 CCIT Properties of $83.5 million, $62.7 million and $62.7 million for the year ended December 31, 2013 and the nine months ended September 30, 2014 and 2013, respectively. Real estate investments are depreciated on a straight-line basis over estimated useful lives ranging up to forty years. Capitalized acquired in place leases, exclusive of the value of acquired above market and below market lease values, are amortized on a straight-line basis over the 11.4 year weighted average remaining lease term at September 30, 2014.

(M)    Adjustment eliminates historical general and administrative expenses related to the 64 CCIT Properties of $13.8 million, $20.0 million and $7.9 million for the year ended December 31, 2013 and the nine months ended September 30, 2014 and 2013, respectively, and includes general and administrative expenses of $12.4 million, $9.3 million and $9.3 million for the year ended

December 31, 2013 and the nine months ended September 30, 2014 and 2013, respectively, based on SIR’s contractual obligation under its business management agreement with RMR.

(N)       Adjusts interest expense for acquisition borrowings on SIR’s new revolving credit facility entered into on January 9, 2015, as detailed below (in thousands, except percentages):

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2014	2013	2013
Estimated borrowings on SIR’s revolving credit facility	$501,553	$501,553	$501,553
Interest rate (Libor + 105 basis points) (1)	1.20%	1.20%	1.20%
Annual interest expense	$6,019	$6,019	$6,019
Percent of annual days adjusted	75.00%	75.00%	100.00%
	$4,514	$4,514	$6,019

(1)             Interest rate is Libor as of January 16, 2015, plus a contractual spread based on SIR’s credit ratings.

A change in SIR’s variable interest rate by plus or minus 1/8 of a percent would increase or decrease, respectively, SIR’s annual pro forma revolving credit facility interest expense by approximately $0.6 million.

(O)       Adjusts weighted average SIR Common Shares outstanding for shares issued as Share Consideration in the Merger, assuming that the aggregate number of shares of CCIT Common Stock electing to receive the Cash Consideration equals the Maximum Cash Conversion Number, which results in the issuance of approximately 28,486,000 SIR Common Shares.

(P)         Represents the adjustment related to the July 2013 sale of 10,500,000 of SIR Common Shares in a public offering at a price of $28.25 per share, raising net proceeds of approximately $283.5 million (after deducting offering expenses and the underwriting discount). Interest savings is calculated assuming the net proceeds from the offering were used to repay amounts outstanding under SIR’s revolving credit facility. The interest rate used to calculate interest savings is the weighted average interest rate for the nine months ended September 30, 2013, or 1.50%. A change in the interest rate by plus or minus 1/8 of a percent would increase or decrease, respectively, SIR’s annual interest expense savings by approximately $0.4 million.

(Q)       Represents the adjustment to revenues and certain operating expenses related to seven properties (11 buildings) SIR acquired during 2013 for an aggregate purchase price of $384.8 million, excluding acquisition costs. Pro forma adjustments are based upon historical results, except that, for pro forma purposes, SIR has assumed that the lease with the prior owner that was signed immediately following an acquisition in Addison, Texas was in place as of January 1, 2013.

(R)       Adjusts non-cash straight line rent and non-cash amortization of above and below market leases related to the property acquisitions described in Note (3)(Q). SIR amortizes capitalized acquired above and below market lease values as a reduction or an increase, respectively, to rental income over the remaining terms of the leases. The components of the rental income adjustment are as follows (in thousands):

Pro Forma Adjustments
Non-cash, straight line rent adjustments	$173
Non-cash, net above and below market lease amortization	(812)
$(639)

(S)         Adjusts other operating expenses related to the property acquisitions described in Note (3)(Q) based on SIR’s contractual obligations under its property management agreement with RMR.

(T)        Adjusts depreciation and amortization expenses related to the property acquisitions described in Note (3)(Q). Real estate investments are depreciated on a straight line basis over estimated useful lives ranging up to forty years. The value of capitalized acquired in place leases, exclusive of the value of acquired above market and below market lease values, is amortized on a straight line basis over the terms of the associated leases.

(U)       Adjustment eliminates historical acquisition related costs as if the properties acquired by SIR during 2013 occurred as of January 1, 2013.

(V)       Adjusts general and administrative expenses related to the property acquisitions described in Note (3)(Q). General and administrative expense adjustments are based on SIR’s contractual obligation under its business management agreement with RMR.

(W)    Adjusts interest expense related to the property acquisitions described in Note (3)(Q) assuming these acquisitions had occurred on January 1, 2013 and were financed using borrowings under SIR’s revolving credit facility. The interest rate used to calculate the pro forma interest expense adjustment is the weighted average interest rate for the nine months ended September 30, 2013, or 1.50%. A change in variable interest rates by plus or minus 1/8 of a percent would increase or decrease, respectively, annual pro forma acquisitions related interest expense by approximately $0.5 million.

(X)       Adjusts weighted average common shares outstanding as if the common shares sold in connection with SIR’s July 2013 public offering described in Note (3)(P) were outstanding as of January 1, 2013.